Exhibit 10.17

September 29, 2023

Sent via Email

Re:	Bruush Oral Care, Inc. (“we” or the “Company”) Financing Waiver

Dear Mr. Shapiro,

Reference is made to that certain Securities Purchase Agreement, dated as of June 26, 2023 (the “Purchase Agreement”), between the Company and Target Capital 14, LLC (together with any of its successors and assigns, “Target”), pursuant to which the Company issued to Target a Convertible Note, in the initial principal amount of $3,341,176.00 (the “Note”) and a common stock purchase warrant to purchase 10,023,530 of the Company’s common shares, having no par value per share (the “Common Shares”). As you are aware, the Company intends to close a private placement pursuant to which the Company shall sell Common Shares and warrants to purchase Common Shares to an investor (the “Financing”).

Pursuant to this letter agreement (this “Letter Agreement”), in respect of the Financing the Company is requesting Target’s waiver of certain provisions of the Purchase Agreement and the Note, as follows, each of which shall not be effective unless and until the Financing is consummated (for the avoidance of doubt such waivers shall be one time waivers only in respect of the Financing and shall not be applicable to any subsequent transaction unless separately agreed among the Company and Target):

1.	Waiver of the limitation on issuing new securities in Section 6(h) of the Note; and

2.	Waiver of the obligation of the Company to utilize fifty percent (50%) of the proceeds from any an equity financing to repay all or a portion of the Note, set forth at the end of Section 6 of the Note.

In consideration of the foregoing the Company shall (i) issue a prefunded warrant (in the form attached hereto as Exhibit A, the “Waiver Warrant”) to purchase 1,000,000 Common Shares to Target (the “Waiver Shares”), and (ii) cause $2,000,000 from the proceeds of the Financing, to be deposited into and held an escrow account (the “Escrow Account”) pursuant to the terms of an escrow agreement (in the form attached hereto as Exhibit A, the “Escrow Agreement”). Upon the maturity date of the Note, the parties agree that if Target shall not have received proceeds from conversions of the Note in aggregate amount, together with any amounts paid in cash by the Company, of at least $3,341,176.00 (the “Original Principal Amount”), each of the Company and Target shall direct the Escrow Agent (as defined in the Escrow Agreement) to disburse from the Escrow Account, an amount equal to the difference between the proceeds received in respect of any conversions and cash paid by the Company and the Original Principal Amount, up to $2,000,000. If there is any disagreement among Target and the Company in respect of the foregoing, each of Target and the Company agree that they will appoint a mutually acceptable third-party (the “Arbitrator”) to (i) determine the amount to be distributed to Target from the Escrow Account, with the balance, if any, to revert to the Company, and (ii) to direct the Escrow Agent to distribute the applicable amounts to each of Target and the Company. In furtherance of the foregoing, within 30 days of the date hereof the Company agrees to either (i) cause the F-1 registration statement that has been filed to register the Common Shares issuable under the Note to be amended to include the Waiver Shares, or (ii) to file a separate the F-1 registration statement registering the Waiver Shares.

By signing below, you hereby represent on behalf of Target that you agree to the above items.

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to choice of law principles. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement. By signing below, the parties hereto represent and agree that, prior to executing this Letter Agreement, they have had the opportunity to consult with independent counsel concerning the terms of this Letter Agreement.

This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please indicate confirmation of the terms provided herein by executing and returning this Letter Agreement in the space provided below.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

BRUUSH ORAL CARE, INC.

By:
Name:
Title:

Acknowledged and Agreed:

TARGET CAPITAL 14, LLC

By:
Name:
Title:

[Signature Page to Target Waiver]

EXHIBIT B

FORM OF WAIVER WARRANT

EXHIBIT B

FORM OF ESCROW AGREEMENT